Exhibit 99.1

ALLERGAN REPORTS SECOND QUARTER 2010 OPERATING RESULTS

¡        Total Product Net Sales Increased 10 Percent for the Second Quarter

(IRVINE, Calif., August 2, 2010) — Allergan, Inc. (NYSE: AGN) today announced operating results for the quarter ended June 30, 2010. Allergan also announced that its Board of Directors has declared a second quarter dividend of $0.05 per share, payable on September 7, 2010 to stockholders of record on August 17, 2010.

Operating Results Attributable to Stockholders

For the quarter ended June 30, 2010:

•	Allergan reported $0.78 diluted earnings per share attributable to stockholders compared to $0.58 diluted earnings per share attributable to stockholders for the second quarter of 2009.

•

Allergan reported $0.85 non-GAAP diluted earnings per share attributable to stockholders compared to $0.75 non-GAAP diluted earnings per share attributable to stockholders for the second quarter of 2009, a 13.3 percent increase.

Product Sales

For the quarter ended June 30, 2010:

•

Allergan reported $1,231.7 million total product net sales. Total product net sales increased 10.1 percent compared to total product net sales in the second quarter of 2009. On a constant currency basis, total product net sales increased 9.3 percent compared to total product net sales in the second quarter of 2009.

•	Total specialty pharmaceuticals net sales increased 10.0 percent, or 9.2 percent on a constant currency basis, compared to total specialty pharmaceuticals net sales in the second quarter of 2009.

•	Total medical devices net sales increased 10.6 percent, or 10.0 percent on a constant currency basis, compared to total medical devices net sales in the second quarter of 2009.

“During the second quarter, Allergan continued to deliver strong operating results in both our pharmaceutical and medical device businesses as we benefited from a continuing recovery in our cash-pay aesthetics businesses around the world,” said David E.I. Pyott, Allergan’s Chairman of the Board and Chief Executive Officer. “In addition, we continued to expand our geographic presence in the rapidly growing emerging markets through the initiation of direct operations, beginning in early July, in both Turkey and Poland.”

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Product and Pipeline Update

During the second quarter of 2010:

•

On April 1, 2010, Allergan and Serenity Pharmaceuticals, LLC announced a global agreement, entered into on March 31, 2010, for the development and commercialization of Ser-120, a Phase III investigational drug currently in clinical development for the treatment of nocturia, a common yet often under-diagnosed urological disorder in adults characterized by frequent urination at night time.

•

On May 19, 2010, Allergan announced that the United States Food and Drug Administration (FDA) approved ZYMAXID™ (gatifloxacin ophthalmic solution) 0.5%, a topical fluoroquinolone anti-infective indicated for the treatment of bacterial conjunctivitis caused by susceptible strains of the following organisms; Haemophilus influenzae, Staphylococcus aureus, Staphylococcus epidermidis, Streptococcus mitis group, Streptococcus oralis, Streptococcus pneumonia.

•

The FDA requested that Allergan submit to FDA a modified Risk Evaluation and Mitigation Strategy (REMS) for BOTOX® (onabotulinumtoxinA) to include reference to the chronic migraine indication for which Allergan is seeking approval. In particular, FDA requested that Allergan 1. update the BOTOX® Medication Guide to include the chronic migraine indication, 2. update the REMS to include a physician training plan for chronic migraine, and 3. propose a physician communication plan regarding the chronic migraine indication, including a draft “dear healthcare practitioner” letter announcing the chronic migraine indication and providing information on the updated REMS. Allergan has provided all of the requested information to the FDA and FDA has informed Allergan that it has extended the user fee goal date by three months. Although the FDA communication states that the extension was made to review the additional REMS materials, investors are cautioned that FDA’s review is not complete and no assessment of approval has been communicated to Allergan.

Following the end of the second quarter of 2010:

•	Effective July 1, 2010, Allergan transferred back sales and marketing rights for Allergan products from its distributor in Poland and established direct operations in Poland.

•	Allergan entered into a new agreement with its distributor in Turkey which allowed Allergan to establish direct operations in Turkey effective July 1, 2010.

•

On July 9, 2010, Allergan announced that BOTOX® (botulinum toxin type A) was licensed by the Medicines and Healthcare Products Regulatory Agency (MHRA) in the UK for the prophylaxis of headaches in adults who have chronic migraine (headaches on at least 15 days per month of which at least 8 days are with migraine).

•

On July 27, 2010, the European Medicines Agency granted marketing authorization for OZURDEX® (dexamethasone 700mcg intravitreal implant in applicator) in the 27 member states of the European Union. This makes OZURDEX® the first licensed treatment in Europe for macular edema in patients with retinal vein occlusion. Allergan anticipates launching OZURDEX® across the region, starting in the third quarter of 2010.

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Outlook

For the full year of 2010, Allergan expects:

•	Total product net sales between $4,620 million and $4,750 million.

•	Total specialty pharmaceuticals net sales between $3,835 million and $3,930 million.

•	Total medical devices net sales between $785 million and $820 million.

•	ALPHAGAN® franchise product net sales between $370 million and $390 million.

•	LUMIGAN® franchise product net sales between $490 million and $510 million.

•	RESTASIS® product net sales between $580 million and $600 million.

•	SANCTURA® franchise product net sales between $70 million and $80 million.

•	BOTOX® product net sales between $1,360 million and $1,390 million.

•	LATISSE® product net sales between $90 million and $100 million.

•	Breast aesthetics product net sales between $290 million and $300 million.

•	Obesity intervention product net sales between $235 million and $250 million.

•	Facial aesthetics product net sales between $260 million and $270 million.

•	Non-GAAP cost of sales to product net sales ratio between 15.5% and 16.0%.

•	Other revenue at approximately $50 million.

•	Non-GAAP selling, general and administrative expenses to product net sales ratio between 39% and 40%.

•	Non-GAAP research and development expenses to product net sales ratio between 15% and 16%.

•

Non-GAAP amortization of acquired intangible assets at approximately $20 million. This expectation excludes the amortization of acquired intangible assets associated with the Inamed, Cornéal, EndoArt, Esprit, Samil and Serica acquisitions and the ACZONE® asset purchase.

•	Non-GAAP diluted earnings per share attributable to stockholders between $3.11 and $3.15.

•	Diluted shares outstanding between approximately 307 million and 308 million.

•	Effective tax rate on non-GAAP earnings at approximately 28%.

For the third quarter of 2010, Allergan expects:

•	Total product net sales between $1,130 million and $1,180 million.

•	Non-GAAP diluted earnings per share attributable to stockholders between $0.75 and $0.77.

In this press release, Allergan reported historical non-GAAP earnings attributable to Allergan, Inc., non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders as well as non-GAAP other revenues, non-GAAP cost of sales, non-GAAP selling, general and administrative expenses, non-GAAP research and development expenses, non-GAAP amortization of acquired intangible assets, non-GAAP restructuring charges, non-GAAP interest expense, non-GAAP other, net, non-GAAP provision for income taxes, non-GAAP net earnings and non-GAAP net sales reported in constant currency as well as expectations for non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders. Each of these non-GAAP financial measures is reconciled to the most directly comparable GAAP financial measure in the financial tables of this press release and the accompanying footnotes.

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Forward-Looking Statements

In this press release, the statements regarding product development, market potential, expected growth, regulatory approvals, the statements by Mr. Pyott as well as Allergan’s earnings per share, product net sales, revenue forecasts and any other statements that refer to Allergan’s expected, estimated or anticipated future results, are forward-looking statements. Because forecasts are inherently estimates that cannot be made with precision, Allergan’s performance at times differs materially from its estimates and targets, and Allergan often does not know what the actual results will be until after the end of the applicable reporting period. Therefore, Allergan will not report or comment on its progress during a current quarter except through public announcement. Any statement made by others with respect to progress during a current quarter cannot be attributed to Allergan.

All forward-looking statements in this press release reflect Allergan’s current analysis of existing trends and information and represent Allergan’s judgment only as of the date of this press release. Actual results may differ materially from current expectations based on a number of factors affecting Allergan’s businesses, including, among other things the following: changing competitive, market and regulatory conditions; the timing and uncertainty of the results of both the R&D and regulatory processes; domestic and foreign health care and cost containment reforms, including government pricing, tax and reimbursement policies; technological advances and patents obtained by competitors; the performance, including the approval, introduction, and consumer and physician acceptance of new products and the continuing acceptance of currently marketed products; the effectiveness of advertising and other promotional campaigns; the timely and successful implementation of strategic initiatives; the results of any pending or future litigation, investigations or claims; the uncertainty associated with the identification of and successful consummation and execution of external corporate development initiatives and strategic partnering transactions; and Allergan’s ability to obtain and successfully maintain a sufficient supply of products to meet market demand in a timely manner. In addition, U.S. and international economic conditions, including higher unemployment, financial hardship, consumer confidence and debt levels, taxation, changes in interest and currency exchange rates, international relations, capital and credit availability, the status of financial markets and institutions, as well as the general impact of continued economic volatility, can materially affect Allergan’s results. Therefore, the reader is cautioned not to rely on these forward-looking statements. Allergan expressly disclaims any intent or obligation to update these forward-looking statements except as required to do so by law.

Additional information concerning the above-referenced risk factors and other risk factors can be found in press releases issued by Allergan, as well as Allergan’s public periodic filings with the Securities and Exchange Commission, including the discussion under the heading “Risk Factors” in Allergan’s 2009 Form 10-K and Form 10-Q for the quarter ended March 31, 2010. Copies of Allergan’s press releases and additional information about Allergan is available at www.allergan.com or you can contact the Allergan Investor Relations Department by calling 714-246-4636.

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About Allergan, Inc.

Allergan, Inc. is a multi-specialty health care company established 60 years ago with a commitment to uncover the best of science and develop and deliver innovative and meaningful treatments to help people reach their life’s potential. Today, we have more than 8,000 highly dedicated and talented employees, global marketing and sales capabilities with a presence in more than 100 countries, a rich and ever-evolving portfolio of pharmaceuticals, biologics and medical devices, and state-of-the-art resources in R&D, manufacturing and safety surveillance that help millions of patients see more clearly, move more freely and express themselves more fully. From our beginnings as an eye care company to our focus today on several medical specialties, including ophthalmology, neurosciences, obesity, urologics, medical aesthetics and dermatology, Allergan is proud to celebrate 60 years of medical advances and proud to support the patients and physicians who rely on our products and the employees and communities in which we live and work.

Allergan Contacts

Jim Hindman (714) 246-4636 (investors)

Joann Bradley (714) 246-4766 (investors)

Emil Schultz (714) 246-4474 (investors)

Caroline Van Hove (714) 246-5134 (media)

Heather Katt (714) 246-6224 (media)

® Marks owned by Allergan, Inc.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Three months ended
In millions, except per share amounts	June 30, 2010				June 30, 2009
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$1,231.7	$–		$1,231.7	$1,118.7	$–		$1,118.7
Other revenues	15.5	–		15.5	12.1	–		12.1

	1,247.2	–		1,247.2	1,130.8	–		1,130.8
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	191.3	–		191.3	198.3	(7.2	)(i)	191.1
Selling, general and administrative	499.0	(4.5	)(a)(b)(c)	494.5	441.9	(8.3	)(j)(k)(l)(m)	433.6
Research and development	187.6	–		187.6	161.6	(0.3	)(j)	161.3
Amortization of acquired intangible assets	37.3	(31.3	)(d)	6.0	35.5	(30.1	)(d)	5.4
Restructuring charges	0.1	(0.1	)(e)	–	1.0	(1.0	)(e)	–

Operating income	331.9	35.9		367.8	292.5	46.9		339.4

Non-operating income (expense)
Interest income	1.2	–		1.2	1.5	–		1.5
Interest expense	(13.9)	6.3	(f)	(7.6)	(18.5)	5.9	(f)	(12.6)
Other, net	14.3	(8.9	)(g)	5.4	(18.5)	11.7	(g)	(6.8)

	1.6	(2.6)		(1.0)	(35.5)	17.6		(17.9)

Earnings before income taxes	333.5	33.3		366.8	257.0	64.5		321.5

Provision for income taxes	92.0	11.6	(h)	103.6	80.2	12.7	(n)	92.9

Net earnings	241.5	21.7		263.2	176.8	51.8		228.6

Net earnings attributable to noncontrolling interest	1.4	–		1.4	0.7	–		0.7

Net earnings attributable to Allergan, Inc.	$240.1	$21.7		$261.8	$176.1	$51.8		$227.9

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$0.79			$0.86	$0.58			$0.75

Diluted	$0.78			$0.85	$0.58			$0.75

Weighted average number of common shares outstanding:
Basic	303.3			303.3	303.7			303.7
Diluted	307.3			307.3	305.4			305.4

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	15.5%			15.5%	17.7%			17.1%
Selling, general and administrative	40.5%			40.1%	39.5%			38.8%
Research and development	15.2%			15.2%	14.4%			14.4%

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(a)	External costs of approximately $4.0 million associated with responding to the U.S. Department of Justice (DOJ) subpoena announced in a company press release on March 3, 2008
(b)	Transaction costs of $0.4 million related to an agreement between Allergan and its distributor in Turkey to establish Allergan’s direct operations in Turkey
(c)	Transaction costs of $0.1 million associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC.
(d)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(e)	Net restructuring charges
(f)	Non-cash interest expense associated with amortization of convertible debt discount
(g)	Unrealized (gain) loss on the mark-to-market adjustment to derivative instruments
(h)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $33.3 million	$(11.9)
Change in estimated taxes related to uncertain tax positions included in prior year filings	0.3

$(11.6)

(i)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory related to the phased closure of the Arklow, Ireland breast implant manufacturing facility
(j)	Compensation expense from stock option modifications of $0.6 million related to the restructuring plan announced in February 2009, consisting of selling, general and administrative expenses of $0.3 million and research and development expenses of $0.3 million
(k)	Transaction costs of $0.2 million related to the creation of a joint venture in Korea with Samil Pharmaceutical Co. Ltd.
(l)	Integration and transition costs related to the acquisition of Cornéal of $0.4 million
(m)	External costs of approximately $7.4 million associated with responding to DOJ subpoena
(n)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $64.5 million	$(22.0)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	9.3

$(12.7)

“GAAP” refers to financial information presented in accordance with generally accepted accounting principles in the United States.

This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three and six months ended June 30, 2010 and June 30, 2009 and with respect to anticipated results for the third quarter and full year of 2010. Allergan believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors regarding its operational performance because it enhances an investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities by providing a basis for the comparison of results of core business operations between current, past and future periods. The presentation of historical non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results as reported under GAAP.

In this press release, Allergan reported the non-GAAP financial measures “non-GAAP basic and diluted earnings per share attributable to Allergan, Inc. stockholders” and “non-GAAP earnings attributable to Allergan, Inc.” and its subcomponents “non-GAAP other revenues,” “non-GAAP cost of sales,” “non-GAAP selling, general and administrative expenses,” “non-GAAP research and development expenses,” “non-GAAP amortization of acquired intangible assets,” “non-GAAP restructuring charges,” “non-GAAP operating income,” “non-GAAP interest expense,” “non-GAAP other, net,” “non-GAAP earnings before income taxes,” “non-GAAP provision for income taxes,” and “non-GAAP net earnings.” Allergan uses non-GAAP earnings to enhance the investor’s overall understanding of the financial performance and prospects for the future of Allergan’s core business activities. Non-GAAP earnings is one of the primary indicators management uses for planning and forecasting in future periods, including trending and analyzing the core operating performance of Allergan’s business from period to period without the effect of the non-core business items indicated. Management uses non-GAAP earnings to prepare operating budgets and forecasts and to measure Allergan’s performance against those budgets and forecasts on a corporate and segment level. Allergan also uses non-GAAP earnings for evaluating management performance for compensation purposes.

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Despite the importance of non-GAAP earnings in analyzing Allergan’s underlying business, the budgeting and forecasting process and designing incentive compensation, non-GAAP earnings has no standardized meaning defined by GAAP. Therefore, non-GAAP earnings has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of Allergan’s results as reported under GAAP. Some of these limitations are:

•

it does not reflect cash expenditures, or future requirements, for expenditures relating to restructurings, and certain acquisitions, including severance and facility transition costs associated with acquisitions;

•	it does not reflect gains or losses on the disposition of assets associated with restructuring and business exit activities;
•	it does not reflect the tax benefit or tax expense associated with the items indicated;
•	it does not reflect the impact on earnings of charges or income resulting from certain matters Allergan considers not to be indicative of its on-going operations; and
•	other companies in Allergan’s industry may calculate non-GAAP earnings differently than it does, which may limit its usefulness as a comparative measure.

Allergan compensates for these limitations by using non-GAAP earnings only to supplement net earnings on a basis prepared in conformance with GAAP in order to provide a more complete understanding of the factors and trends affecting its business. Allergan strongly encourages investors to consider both net earnings and cash flows determined under GAAP as compared to non-GAAP earnings, and to perform their own analysis, as appropriate.

In this press release, Allergan also reported sales performance using the non-GAAP financial measure of constant currency sales. Constant currency sales represent current period reported sales adjusted for the translation effect of changes in average foreign exchange rates between the current period and the corresponding period in the prior year. Allergan calculates the currency effect by comparing adjusted current period reported amounts, calculated using the monthly average foreign exchange rates for the corresponding period in the prior year, to the actual current period reported amounts. Management refers to growth rates at constant currency so that sales results can be viewed without the impact of changing foreign currency exchange rates, thereby facilitating period-to-period comparisons of Allergan’s sales. Generally, when the dollar either strengthens or weakens against other currencies, the growth at constant currency rates will be higher or lower, respectively, than growth reported at actual exchange rates.

Reporting sales performance using constant currency sales has the limitation of excluding currency effects from the comparison of sales results over various periods, even though the effect of changing foreign currency exchange rates has an actual effect on Allergan’s operating results. Investors should consider these effects in their overall analysis of Allergan’s operating results.

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ALLERGAN, INC.

Condensed Consolidated Statements of Earnings and

Reconciliation of Non-GAAP Adjustments

(Unaudited)

	Six months ended
In millions, except per share amounts	June 30, 2010				June 30, 2009
	GAAP	Non-GAAP Adjustments		Non-GAAP	GAAP	Non-GAAP Adjustments		Non-GAAP
Revenues
Product net sales	$2,337.5	$–		$2,337.5	$2,113.3	$–		$2,113.3
Other revenues	64.4	(36.0	)(a)	28.4	24.7	–		24.7

	2,401.9	(36.0)		2,365.9	2,138.0	–		2,138.0
Operating costs and expenses
Cost of sales (excludes amortization of acquired intangible assets)	361.5	–		361.5	376.1	(16.6	)(k)(l)	359.5
Selling, general and administrative	972.8	(10.0	)(b)(c)(d)(e)	962.8	926.4	(70.0	)(k)(m)(n)(o)(p)	856.4
Research and development	410.3	(43.0	)(e)	367.3	343.7	(20.7	)(k)(l)	323.0
Amortization of acquired intangible assets	74.4	(62.7	)(f)	11.7	74.1	(63.2	)(f)	10.9
Restructuring charges	0.7	(0.7	)(g)	–	43.1	(43.1	)(g)	–

Operating income	582.2	80.4		662.6	374.6	213.6		588.2

Non-operating income (expense)
Interest income	2.5	–		2.5	4.2	–		4.2
Interest expense	(30.5)	12.4	(h)	(18.1)	(37.9)	12.4	(h)	(25.5)
Other, net	11.3	(8.2	)(i)	3.1	(20.5)	19.8	(q)(r)	(0.7)

	(16.7)	4.2		(12.5)	(54.2)	32.2		(22.0)

Earnings before income taxes	565.5	84.6		650.1	320.4	245.8		566.2

Provision for income taxes	155.0	31.0	(j)	186.0	98.6	70.3	(s)	168.9

Net earnings	410.5	53.6		464.1	221.8	175.5		397.3

Net earnings attributable to noncontrolling interest	2.5	–		2.5	1.0	–		1.0

Net earnings attributable to Allergan, Inc.	$408.0	$53.6		$461.6	$220.8	$175.5		$396.3

Net earnings per share attributable to Allergan, Inc. stockholders:
Basic	$1.34			$1.52	$0.73			$1.30

Diluted	$1.33			$1.50	$0.72			$1.30

Weighted average number of common shares outstanding:
Basic	303.4			303.4	303.7			303.7
Diluted	307.2			307.2	305.1			305.1

Selected ratios as a percentage of product net sales

Cost of sales (excludes amortization of acquired intangible assets)	15.5%			15.5%	17.8%			17.0%
Selling, general and administrative	41.6%			41.2%	43.8%			40.5%
Research and development	17.6%			15.7%	16.3%			15.3%

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(a)	Net licensing fee of $36.0 million for a development and commercialization agreement with Bristol-Myers Squibb Company
(b)	External costs of approximately $8.5 million associated with responding to DOJ subpoena
(c)	Transaction costs of $0.6 million related to an agreement between Allergan and its distributor in Turkey to establish Allergan’s direct operations in Turkey
(d)	Integration and transaction costs related to the acquisition of Serica Technologies, Inc. of $0.5 million
(e)	Upfront licensing fee of $43.0 million included in research and development expense associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs of $0.4 million included in selling, general and administrative expenses
(f)	Amortization of acquired intangible assets related to business combinations and asset acquisitions
(g)	Net restructuring charges
(h)	Non-cash interest expense associated with amortization of convertible debt discount
(i)	Unrealized gain on the mark-to-market adjustment to derivative instruments
(j)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $84.6 million	$(30.3)
Change in estimated taxes related to uncertain tax positions included in prior year filings	(0.7)

$(31.0)

(k)	Compensation expense from stock option modifications related to the restructuring plan announced in February 2009 of $77.6 million, consisting of cost of sales of $5.0 million, selling, general and administrative expenses of $52.0 million and research and development expenses of $20.6 million
(l)	Rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits related to the phased closure of the Arklow, Ireland breast implant manufacturing facility of $11.7 million, consisting of cost of sales of $11.6 million and research and development expenses of $0.1 million
(m)	Transaction costs of $0.2 million related to the creation of a joint venture in Korea with Samil Pharmaceutical Co. Ltd.
(n)	Integration and transition costs related to the acquisition of Cornéal of $0.4 million
(o)	Asset impairments related to the 2009 restructuring plan of $2.2 million
(p)	External costs of approximately $15.2 million associated with responding to DOJ subpoena
(q)	Loss on extinguishment of convertible debt of $5.3 million
(r)	Unrealized loss on the mark-to-market adjustment to derivative instruments of $14.5 million
(s)	Total tax effect for non-GAAP pre-tax adjustments and other income tax adjustments, consisting of the following amounts (in millions):

Tax effect
Non-GAAP pre-tax adjustments of $245.8 million	$(79.6)
Change in estimated taxes related to pre-acquisition periods associated with business combinations and uncertain tax positions included in prior year filings	9.3

$(70.3)

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ALLERGAN, INC.

Condensed Consolidated Balance Sheets

(Unaudited)

in millions	June 30, 2010	December 31, 2009

Assets

Cash and equivalents	$2,219.6	$1,947.1
Trade receivables, net	601.3	576.6
Inventories	201.9	213.9
Other current assets	331.4	368.7

Total current assets	3,354.2	3,106.3

Property, plant and equipment, net	785.9	808.1
Intangible assets, net	1,360.4	1,357.2
Goodwill	1,996.6	1,998.3
Other noncurrent assets	290.5	266.7

Total assets	$7,787.6	$7,536.6

Liabilities and equity

Notes payable	$13.1	$18.1
Convertible notes	629.7	–
Accounts payable	198.9	204.0
Accrued expenses and income taxes	578.3	589.5

Total current liabilities	1,420.0	811.6

Long-term debt	888.7	1,491.3
Other liabilities	369.2	389.8

Equity:
Allergan, Inc. stockholders’ equity	5,088.0	4,822.8
Noncontrolling interest	21.7	21.1

Total equity	5,109.7	4,843.9

Total liabilities and equity	$7,787.6	$7,536.6

DSO	45	44

DOH	96	106

Cash and equivalents	$2,219.6	$1,947.1
Total notes payable, convertible notes and long-term debt	(1,531.5)	(1,509.4)

Cash, net of debt	$688.1	$437.7

Debt-to-capital percentage	23.1%	23.8%

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ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Three months ended
	June 30, 2010		June 30, 2009
Net earnings attributable to Allergan, Inc.	$240.1		$176.1

Non-GAAP pre-tax adjustments:
External costs associated with responding to DOJ subpoena	4.0		7.4
Transaction costs related to an agreement between Allergan and its distributor in Turkey	0.4		–
Serenity transaction related costs	0.1		–
Amortization of acquired intangible assets	31.3		30.1
Net restructuring charges	0.1		1.0
Non-cash interest expense associated with amortization of convertible debt discount	6.3		5.9
Unrealized (gain) loss on derivative instruments	(8.9)		11.7
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory	–		7.2
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		0.6
Cornéal integration and transition costs	–		0.4
Transaction costs related to the Samil joint venture in Korea	–		0.2

	273.4		240.6

Tax effect for above items	(11.9)		(22.0)
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations	0.3		9.3

Non-GAAP earnings attributable to Allergan, Inc.	$261.8		$227.9

Weighted average number of shares outstanding	303.3		303.7

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	4.0		1.7

	307.3		305.4

Diluted earnings per share attributable to Allergan, Inc. stockholders	$0.78		$0.58

Non-GAAP earnings per share adjustments:
External costs associated with responding to DOJ subpoena	0.01		0.01
Amortization of acquired intangible assets	0.07		0.06
Non-cash interest expense associated with amortization of convertible debt discount	0.01		0.01
Unrealized (gain) loss on derivative instruments	(0.02)		0.02
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory	–		0.03
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		0.01
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations	–		0.03

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$0.85		$0.75

Year over year change		13.3%

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13-13-13

ALLERGAN, INC.

Reconciliation of Non-GAAP Earnings and Diluted Earnings Per Share Attributable to Allergan, Inc. Stockholders

(Unaudited)

In millions, except per share amounts	Six months ended
	June 30, 2010		June 30, 2009
Net earnings attributable to Allergan, Inc.	$408.0		$220.8

Non-GAAP pre-tax adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(36.0)		–
External costs associated with responding to DOJ subpoena	8.5		15.2
Transaction costs related to an agreement between Allergan and its distributor in Turkey	0.6		–
Integration and transaction costs related to the acquisition of Serica Technologies, Inc.	0.5		–
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	43.4		–
Amortization of acquired intangible assets	62.7		63.2
Net restructuring charges	0.7		43.1
Non-cash interest expense associated with amortization of convertible debt discount	12.4		12.4
Unrealized (gain) loss on derivative instruments	(8.2)		14.5
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		77.6
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–		11.7
Cornéal integration and transition costs	–		0.4
Transaction costs related to the Samil joint venture in Korea	–		0.2
Asset impairments related to the 2009 restructuring plan	–		2.2
Loss on extinguishment of convertible debt	–		5.3

	492.6		466.6

Tax effect for above items	(30.3)		(79.6)
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations	(0.7)		9.3

Non-GAAP earnings attributable to Allergan, Inc.	$461.6		$396.3

Weighted average number of shares outstanding	303.4		303.7

Net shares assumed issued using the treasury stock method for options and non-vested equity shares and share units outstanding during each period based on average market price	3.8		1.4

	307.2		305.1

Diluted earnings per share attributable to Allergan, Inc. stockholders	$1.33		$0.72

Non-GAAP earnings per share adjustments:
Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(0.07)		–
External costs associated with responding to DOJ subpoena	0.02		0.03
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	0.09		–
Amortization of acquired intangible assets	0.13		0.13
Net restructuring charges	–		0.11
Non-cash interest expense associated with amortization of convertible debt discount	0.02		0.03
Unrealized (gain) loss on derivative instruments	(0.02)		0.03
Compensation expense from stock option modifications related to the 2009 restructuring plan	–		0.17
Arklow rollout of retention termination benefits and accelerated depreciation costs capitalized in inventory and other one-time termination benefits	–		0.04
Loss on extinguishment of convertible debt	–		0.01
Change in estimated taxes related to uncertain tax positions included in prior year filings and pre-acquisition periods associated with business combinations	–		0.03

Non-GAAP diluted earnings per share attributable to Allergan, Inc. stockholders	$1.50		$1.30

Year over year change		15.4%

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14-14-14

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Three months ended
	June 30, 2010	June 30, 2009	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$577.8	$526.0	$51.8	$48.5	$3.3	9.8%	9.2%	0.6%
Botox/Neuromodulator	360.5	336.8	23.7	19.7	4.0	7.0%	5.8%	1.2%
Skin Care	59.3	42.3	17.0	16.9	0.1	40.2%	40.0%	0.2%
Urologics	15.6	16.1	(0.5)	(0.5)	–	(3.1)%	(3.1)%	–

Total Specialty Pharmaceuticals	1,013.2	921.2	92.0	84.6	7.4	10.0%	9.2%	0.8%

Breast Aesthetics	81.6	74.5	7.1	7.5	(0.4)	9.5%	10.1%	(0.6)%
Obesity Intervention	61.9	66.3	(4.4)	(5.0)	0.6	(6.6)%	(7.5)%	0.9%
Facial Aesthetics	75.0	56.7	18.3	17.3	1.0	32.3%	30.5%	1.8%

Total Medical Devices	218.5	197.5	21.0	19.8	1.2	10.6%	10.0%	0.6%

Product net sales	$1,231.7	$1,118.7	$113.0	$104.4	$8.6	10.1%	9.3%	0.8%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$104.3	$104.0	$0.3	$(0.2)	$0.5	0.3%	(0.2)%	0.5%
Lumigan Franchise	130.9	117.2	13.7	14.6	(0.9)	11.7%	12.4%	(0.7)%
Restasis	153.3	120.7	32.6	32.3	0.3	27.0%	26.8%	0.2%
Sanctura Franchise	15.6	16.2	(0.6)	(0.6)	–	(3.4)%	(3.4)%	–
Latisse	23.9	13.1	10.8	10.7	0.1	83.3%	82.4%	0.9%

Domestic	63.6%	65.4%
International	36.4%	34.6%

ALLERGAN, INC.

Supplemental Non-GAAP Information

(Unaudited)

	Six months ended
	June 30, 2010	June 30, 2009	$ change in net sales			Percent change in net sales
			Total	Performance	Currency	Total	Performance	Currency
in millions
Eye Care Pharmaceuticals	$1,089.8	$999.6	$90.2	$66.8	$23.4	9.0%	6.7%	2.3%
Botox/Neuromodulator	691.5	634.1	57.4	39.3	18.1	9.1%	6.2%	2.9%
Skin Care	109.9	80.6	29.3	28.9	0.4	36.4%	35.9%	0.5%
Urologics	29.3	33.8	(4.5)	(4.5)	–	(13.3)%	(13.3)%	–

Total Specialty Pharmaceuticals	1,920.5	1,748.1	172.4	130.5	41.9	9.9%	7.5%	2.4%

Breast Aesthetics	159.5	140.7	18.8	16.8	2.0	13.4%	11.9%	1.5%
Obesity Intervention	123.1	126.1	(3.0)	(6.3)	3.3	(2.4)%	(5.0)%	2.6%
Facial Aesthetics	134.4	98.4	36.0	31.7	4.3	36.6%	32.2%	4.4%

Total Medical Devices	417.0	365.2	51.8	42.2	9.6	14.2%	11.6%	2.6%

Product net sales	$2,337.5	$2,113.3	$224.2	$172.7	$51.5	10.6%	8.2%	2.4%

Selected Product Net Sales (a):
Alphagan P, Alphagan, and Combigan	$198.4	$206.9	$(8.5)	$(12.7)	$4.2	(4.1)%	(6.1)%	2.0%
Lumigan Franchise	250.5	218.4	32.1	27.6	4.5	14.7%	12.6%	2.1%
Restasis	286.7	231.1	55.6	54.9	0.7	24.1%	23.8%	0.3%
Sanctura Franchise	29.3	33.9	(4.6)	(4.6)	–	(13.4)%	(13.4)%	–
Latisse	42.7	25.4	17.3	17.0	0.3	68.3%	67.1%	1.2%

Domestic	63.1%	66.3%
International	36.9%	33.7%

(a)	Percentage change in selected product net sales is calculated on amounts reported to the nearest whole dollar.

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15-15-15

ALLERGAN, INC.

Reconciliation of GAAP Diluted Earnings Per Share Expectations

To Non-GAAP Diluted Earnings Per Share Expectations

(Unaudited)

	Third Quarter 2010
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$0.68	$0.70

Amortization of acquired intangible assets	0.06	0.06
Non-cash interest expense associated with amortization of convertible debt discount	0.01	0.01

Non-GAAP diluted earnings per share expectations	$0.75	$0.77

	Full Year 2010
	Low	High
GAAP diluted earnings per share attributable to Allergan, Inc. stockholders expectations (a)	$2.78	$2.82

Net licensing fee for a development and commercialization agreement with Bristol-Myers Squibb Company	(0.07)	(0.07)
External costs associated with responding to DOJ subpoena	0.02	0.02
Research and development expense related to an upfront licensing fee associated with a license, development and commercialization agreement with Serenity Pharmaceuticals, LLC for technology that has not achieved regulatory approval and related transaction costs	0.09	0.09
Amortization of acquired intangible assets	0.26	0.26
Non-cash interest expense associated with amortization of convertible debt discount	0.05	0.05
Unrealized gain on derivative instruments	(0.02)	(0.02)

Non-GAAP diluted earnings per share expectations	$3.11	$3.15

(a)	GAAP diluted earnings per share expectations exclude any potential impact of future unrealized gains or losses on derivative instruments, restructuring charges and external costs associated with responding to the DOJ subpoena that may occur but that are not currently known or determinable.

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